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Exhibit 11

         STATEMENTS REGARDING COMPUTATION OF NET INCOME (LOSS) PER SHARE


                                                                     Three Months Ended           Six Months Ended
                                                                 --------------------------    -------------------------
                                                                        December 31                  December 31
                                                                 --------------------------    -------------------------
                                                                     1995          1994           1995           1994
                                                                 --------------------------    -------------------------
Net income (loss) per share was calculated as follows:

Primary:
     Income (loss) from continuing operations before
       discontinued operations                                   $  (770,508)   $    (4,433)   $  (906,534)   $  771,922

     Income (loss) from discontinued operations                                    (144,984)                    (186,125)
                                                                 -----------    -----------    -----------    ----------
     Net income (loss)                                           $  (770,508)   $  (149,417)   $  (906,534)   $  585,797)
                                                                 ===========    ===========    ===========    ==========
     Weighted average common shares outstanding                    3,022,542      1,462,533      3,019,417     1,450,033

     Incremental shares under stock options computed
       under the treasury stock method using the
       average market price of the issuer's common
       stock during the periods                                       50,854            178         41,609

     Weighted average common and common
       equivalent shares outstanding unless
       antidilutive                                                3,022,542      1,462,533      3,019,417     1,450,033

     Income (loss) per share from continuing
       operations                                                       (.25)           .00           (.30)          .53

     Income (loss) per share from discontinued
       operations                                                                      (.10)                        (.13)

     Net income (loss) per share                                        (.25)          (.10)          (.30)          .40

Fully diluted:
     Income (loss) from continuing operations before
       discontinued operations                                   $  (770,508)   $    (4,433)   $  (906,534)   $  771,922

     Income (loss) from discontinued operations                         --         (144,984)                    (186,125)
                                                                 -----------    -----------    -----------    ----------
     Net income (loss)                                           $  (770,508)   $  (149,417)   $  (906,534)   $  585,797
                                                                 ===========    ===========    ===========    ==========
     Weighted average common shares outstanding                    3,022,542      1,462,533      3,019,417     1,450,033
     Incremental shares under stock options computed
       under the treasury stock method using the
       market price of the issuer's common stock at the end
       of the periods if higher than the average market price         59,098         12,260         41,609        12,260

     Weighted average common and common equiva-
       lent shares outstanding unless antidilutive                 3,022,542      1,462,533      3,019,417     1,462,293

     Income (loss) per share from continuing operations                 (.25)           .00           (.30)          .53

     Income (loss) per share from discontinued
       operations                                                                       (.10)                       (.13)

     Net income (loss) per share                                        (.25)          (.10)          (.30)          .40


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